Exhibit 23.12

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated October 13, 2004, except as to Notes 5, 6 and 10, which is November 8, 2004, relating to the consolidated financial statements of ETT Nevada, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Chicago, Illinois
November 15, 2004
/s/ PricewaterhouseCoopers LLP